                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       General DataComm Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       General DataComm Industries, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

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---------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 1, 1996
 ------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GENERAL DATACOMM INDUSTRIES, INC. (the "Corporation") will be held at the offices of Chemical Bank, 11th Floor, 270 Park Avenue, New York, New York, on Thursday, February 1, 1996 at 4:00 P.M. for the following purposes:

     1. To elect one director to serve for a term of three years and until his successor is elected.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 4, 1995 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary

Dated: December 4, 1995

--------------------------------------------------------------------------------

     IMPORTANT: THE MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND IS MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299

                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of General DataComm Industries, Inc. (the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, February 1, 1996 and at all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on December 21, 1995. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it any time before it is exercised by giving written notice to the Corporation, Attention: Secretary, to such effect. A stockholder attending the meeting in person may make his or her own nomination from the floor when the election of directors is considered. Proxies properly executed and received in time for the meeting will be voted.

     The close of business on December 4, 1995 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting. There were outstanding as of the close of business on December 4, 1995 and entitled to be voted at the meeting, 18,307,865 shares of Common Stock and 2,207,836 shares of Class B Stock. All of said shares are entitled to one (1) vote on all matters voted on at the Annual Meeting, voting as a single class. The holders of Class B Stock are entitled to ten (10) votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board) provided such nomination is not made by one (1) or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten (10) votes per share for the election of directors at the Annual Meeting.

     The affirmative vote, in person or by proxy, of a majority of the shares of Common Stock and Class B Stock voted, together as a single class, is required to elect (1) director.

     The proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. If any other specification is made by a stockholder in the proxy, it will be voted as specified. In the discretion of the proxy-holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of December 4, 1995 with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock by all persons known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock or Common Stock who are deemed to be such beneficial owners of the Corporation's Class B Stock or Common Stock under Rule 13d-3. Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

                                                                                                 PERCENT
       TITLE                 NAME AND ADDRESS              AMOUNT AND NATURE        PERCENT       OF ALL
     OF CLASS               OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP     OF CLASS     CLASSES
     --------               -------------------         -----------------------     --------     --------
Class B Stock $.10  Charles P. Johnson                         1,385,000*             62.7%*       8.0%*
  par value         General DataComm Industries, Inc.
                    Middlebury, CT 06762-1299

                    James R. Arcara                              471,943**            21.4%**      2.8%**
                    General DataComm Industries, Inc.
                    Middlebury, CT 06762-1299

Common Stock $.10   Connor, Clarke & Company Ltd               1,800,000***           9.78%***     9.1%***
  par value         40 King Street West
                    Toronto, Ontario M5H 3Y2

                    Travelers Group, Inc.                      1,288,903****           7.0%****    6.3%****
                    385 Greenwich Street
                    N.Y., NY 10013

---------------
   * The amount and percent of Class B Stock and percent of all classes do not include 19,500 shares of Class B Stock owned by trusts or in custody for the benefit of Mr. Johnson's daughter, or 1,250 shares of Class B Stock owned by his wife, the beneficial ownership of which he disclaims. In addition, the percent of all classes includes 11,051 shares of Common Stock and 260,207 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days following December 4, 1995, but excludes 24,370 shares of Common Stock held in the Corporation's 401(k) Stock Fund.

  ** The amount and percent of Class B Stock and percent of all classes include
     98,299 shares owned directly by Mr. Arcara and 373,644 shares, or 16.9% of the outstanding Class B shares, held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Charles P. Johnson (361,444 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (12,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 373,644 shares. In addition, the percent of all classes includes 82,481 shares of Common Stock owned directly by Mr. Arcara, 14,500 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership and 10,000 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days following December 4, 1995, but excludes 20,286 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of such date.

 *** Based on telephonic advice, Connor, Clarke & Company Ltd is an institutional investment manager which has sole voting authority on the above shares held in numerous accounts which it manages, none of which individually holds more than 5% of the outstanding Common Stock. The number of shares reported is as of December 20, 1995.

**** Based on Form 13F dated October 30, 1995 and telephonic advice, Travelers
     Group, Inc. is an institutional investment manager which shares investment discretion and has sole voting authority on certain of the shares of Common Stock held in its account and six other investment manager accounts, none of which individually holds more than 5% of the outstanding Common Stock. The number of shares reported is as of November 30, 1995.

                         ITEM 1.  ELECTION OF DIRECTORS

     The nominee, Mr. Frederick R. Cronin, was elected a director of the Corporation at the 1993 meeting of stockholders for a three (3) year term. Set forth opposite the name of the nominee and each director whose term continues past the meeting is his principal occupation for the past five (5) years, the name and principal business of any corporation or other organization in which such employment is carried on, other business directorships held, his age and the year in which the term of office for which he is a nominee or the term of such office will expire.

     Management has no reason to believe that the nominee is not available or will not serve if elected, but if he should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

                                        POSITION WITH THE CORPORATION,         BECAME A        TERM
    NAME                                 PRINCIPAL OCCUPATION AND AGE          DIRECTOR       EXPIRES
    ----                              -----------------------------------      --------       -------
Charles P. Johnson..................  Chairman of the Board of Directors         1969           1998
                                      and Chief Executive Officer; 68

Howard S. Modlin....................  Secretary of the Corporation and           1969           1998
                                      partner in the law firm of Weisman,
                                      Celler, Spett & Modlin; Director of
                                      Fedders Corporation and Trans-Lux
                                      Corporation; 64

Frederick R. Cronin.................  Vice President, Technology; 64             1981           1999

Lee M. Paschall.....................  Consultant; former Chairman,               1981           1997
                                      President of American Satellite
                                      Company, 1981 to 1985;
                                      Telecommunications Consultant
                                      between August 1978 and August
                                      1981. Previous thereto, he was a
                                      Lieutenant General, United States
                                      Air Force; Director of Radiation
                                      Systems, Inc.; 73

John L. Segall......................  Consultant; Vice Chairman of GTE           1994           1997
                                      1991-1994; Vice Chairman of Contel
                                      Corp. 1989-1991; Director of Perot
                                      Systems and Norwalk Savings
                                      Society; 69

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Each nominee, each director whose term continues past the meeting and each executive officer listed in the Summary Compensation Table have advised the Corporation that, as of December 4, 1995, he owned beneficially, directly or indirectly, securities of the Corporation in the amounts set forth opposite his name.

                                       SHARES OF                   SHARES OF
                                        COMMON        PERCENT       CLASS B          PERCENT     PERCENT OF
      NAME                            STOCK OWNED     OF CLASS   STOCK OWNED(1)      OF CLASS    ALL CLASSES
      ----                            -----------     --------   --------------      --------    -----------
Charles P. Johnson..................    271,258(2)       1.5%       1,385,000(2)       62.7%          8.0%
Howard S. Modlin....................         --(3)        --            6,750(3)        0.3%           --
Frederick R. Cronin.................     80,336(4)       0.4%          25,000(4)        1.1%          0.5%
Lee M. Paschall.....................      6,000           --            5,770           0.3%           --
John L. Segall......................      1,000           --               --            --            --
Ross A. Belson......................    124,602(5)       0.7%              --            --           0.6%
William S. Lawrence.................     79,176(6)       0.4%          36,558           1.7%          0.6%
Michael C. Thurk....................     21,176(7)       0.1%              --            --           0.1%
V. Jay Damiano......................     30,519(8)       0.2%              --            --           0.1%
Directors and Officers as a group
  (17 individuals including the
  above)............................    866,538(9)       4.6%       1,953,021(9)       88.5%         13.3%

---------------

(1) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

(2) Includes 260,207 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days following December 4, 1995. Does not include 19,500 shares of Class B Stock owned by trusts or in custody for the benefit of his daughter, nor 1,250 shares of Class B Stock owned by his wife, the beneficial ownership of which he disclaims, nor 24,370 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 4, 1995.

(3) Does not include 31,400 shares of Class B Stock nor 112,000 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which Mr. Modlin disclaims.

(4) Includes 55,254 shares of Common Stock which Mr. Cronin could acquire by the exercise of stock options within sixty (60) days following December 4, 1995. Does not include 15,900 shares of Class B Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims nor 2,363 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 4, 1995.

(5) Includes 101,477 shares of Common Stock which Mr. Belson could acquire by the exercise of stock options within sixty (60) days following December 4, 1995.

(6) Includes 77,776 shares of Common Stock which Mr. Lawrence could acquire by the exercise of stock options within sixty (60) days following December 4, 1995. Does not include 860 shares of Common Stock owned by his wife, the beneficial ownership of which he disclaims, nor 16,154 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 4, 1995.

(7) Includes 19,998 shares of Common Stock which Mr. Thurk could acquire by the exercise of stock options within sixty (60) days following December 4, 1995.

(8) Includes 26,931 shares of Common Stock which Mr. Damiano could acquire by the exercise of stock options within sixty (60) days following December 4, 1995. Does not include 391 shares of Common Stock held in the Corporation's 401(k) stock fund as of December 4, 1995.

(9) Includes 632,126 shares of Common Stock which persons in the group have the right to acquire within sixty (60) days following December 4, 1995 through the exercise of stock options and 36l,444 shares of Class B Stock and 14,500 shares of Common Stock held by Mr. James R. Arcara, Vice President, Corporate Operations, as trustee under various trusts for the benefit of Mr. Johnson's family and 12,200 shares of Class B Stock held by Mr. Arcara as trustee under an insurance trust for the benefit of Mr. Johnson. Does not include 72,774 shares of Class B Stock and 112,860 shares of Common Stock owned directly by members of the directors' and officers' immediate families, the beneficial ownership of which they disclaim; nor 64,629 shares of the Corporation's Common Stock in the Corporation's 401(k) Stock Fund held in accounts for eight (8) executive officers as of December 4, 1995.

         EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal years ended September 30, 1995, 1994 and 1993 to the Corporation's five (5) most highly compensated executive officers whose compensation for the fiscal year ended September 30, 1995 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL
                                         COMPENSATION(1)
                                    --------------------------                              ALL OTHER
             NAME AND                        SALARY     BONUS     OPTIONS (#)     OTHER    COMPENSATION
        PRINCIPAL POSITION          YEAR      ($)        ($)        GRANTED        ($)        ($)(4)
----------------------------------  -----   --------   -------    -----------    -------   ------------
Charles P. Johnson................   1995    487,918   100,000           --       15,756      58,520
  Chairman of the Board of           1994    476,410   100,000       66,450       13,189      61,076
  Directors and Chief                1993    449,674   100,000           --       18,371      60,230
  Executive Officer
Ross A. Belson....................   1995    257,575    55,000           --        8,306       2,250
  President and Chief                1994    248,562    75,000       30,000        6,885       4,806
  Operating Officer                  1993    230,265    75,000       20,000        6,730       3,960

Michael C. Thurk..................   1995    209,438    30,502(2)        --        6,800       2,250
  Sr. Vice President                 1994    140,967    27,690       49,998       23,971(3)       --
  Marketing                          1993         --        --           --           --          --

William S. Lawrence...............   1995    182,471    19,000           --        9,730       2,250
  Vice President, Finance and        1994    178,136    34,000       15,000        7,879       4,121
  Chief Financial Officer            1993    168,508    34,000           --        7,067       2,812

V. Jay Damiano, Senior............   1995    120,138    59,762           --        5,299       2,250
  Vice President of Sales            1994    114,055    62,250       11,000        1,486       3,425
                                     1993    104,069    63,088           --        7,456       2,712

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts.

(2) Excludes $50,000 sign-on bonus when hired.

(3) Relocation reimbursement.

(4) The Corporation's Board of Directors has approved the continued employment of Mr. Charles P. Johnson to at least age 70. The Corporation is paying the annual premium on a $1,000,000 life insurance policy on Mr. Johnson's life at an approximate annual cost of $56,300, included in all other compensation, so long as Mr. Johnson is an employee of the Corporation. Mr. Johnson's designee is the owner of said policy. The balance of Mr. Johnson's all other compensation and amounts reported for the other executives reflects the Corporation's contributions under its 401(k) plan.

     In November 1995, the Corporation's principal bank lender issued a $200,000 Letter of Credit in favor of Mr. Johnson to secure Mr. Johnson's obligations to make certain repairs in connection with construction of a new home. Mr. Johnson has reimbursed the Corporation for the $1,500 cost of the Letter of Credit and his obligation to reimburse the Corporation if the Letter of Credit is drawn upon will be secured by shares of the Corporation's capital stock having a value of 125% of the face amount of the Letter of Credit.

     During the fiscal year ended September 30, 1995, $669,000 in fees, an amount which the Corporation believes is fair, were paid to the law firm of which Howard S. Modlin is a partner.

BOARD COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation's entire Board of Directors since there is no separate Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Board considers management's recommendation based upon past salary levels, industry surveys, experience, capability, normal salary increase levels in past years, and the Corporation's and respective individual's performances during the last fiscal year. The Chief Executive Officer's compensation and bonus are based upon the above factors and include three-quarters (3/4) of one-percent (1%) of the Corporation's pretax earnings but in no event less than $100,000. It should also be noted that as part of the Corporation's cost containment efforts, most salaried employees previously had their salary increases deferred from the normal twelve (12) month cycle to thirty (30) months. Such deferral ended in 1993.

STOCK OPTION PLANS

     Under the terms of the Corporation's Stock Option Plans, the Corporation has reserved a total of 3,012,787 shares of Common Stock as of December 4, 1995. Officers and key employees selected by the Chairman of the Board or the Stock Option Committee, as the case may be, may be granted incentive stock options at an exercise price equal to or greater than the market price per share on the date of grant and non-incentive stock options at an exercise price equal to, greater than or less than the market price per share on the date of grant. Once granted, options become exercisable in whole or in part after the first year and expire within ten (10) years. The Chairman or the Stock Option Committee, as the case may be, determines the number of stock options to be granted to any person, subject to the limitations on incentive stock options in Section 422A of the Internal Revenue Code.

STOCK OPTIONS

     No stock options were granted to the Corporation's five highest compensated executive officers pursuant to the Corporation's Stock Option Plans during the period October 1, 1994 through September 30, 1995. There are no stock appreciation rights under the Plans.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION TABLES

     The following table sets forth the number of shares acquired on exercise during the fiscal year ended September 30, 1995 ("FY") by the five highest compensated executive officers, the value realized on exercise, the number of unexercised options at September 30, 1995 and the value of unexercised in-the-money options at September 30, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                           VALUE OF
                                                                        NUMBER OF        UNEXERCISED
                                                                       UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS AT          OPTIONS
                                        SHARES                         FY-END (#)         AT FY-END
                                      ACQUIRED ON                    ---------------     ------------
                                       EXERCISE         VALUE         EXERCISABLE/       EXERCISABLE/
                NAME                      (#)          REALIZED       UNEXERCISABLE      UNEXERCISABLE
                ----                  -----------     ----------     ---------------     ------------
Charles P. Johnson..................     39,700       $  578,597     270,207/146,450      $2,987,379
                                                                                          $  910,000
Ross A. Belson......................         --               --       81,477/90,000      $  900,643
                                                                                          $  700,000
William S. Lawrence.................         --               --       69,776/33,000      $  785,046
                                                                                          $  207,800
Michael C. Thurk....................         --               --        9,999/39,999      $   38,121
                                                                                          $  152,496
V. Jay Damiano......................         --               --       22,931/20,000      $  231,410
                                                                                          $   87,750

EMPLOYEE STOCK PURCHASE PLAN

     The Corporation's 1979 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1979 and approved by the stockholders in February 1980. A total of 265,704 shares of Common Stock, after giving effect to stock splits in February and November, 1980 and May, 1984, were originally reserved for issuance under the Purchase Plan. The following amendments were authorized by the Board and approved by the stockholders at previous meetings: an additional 2,360,000 shares, after adjustment for the 1984 stock split, were added to the Purchase Plan; the termination date of the Purchase Plan was extended to 2001; the minimum term of employment for employees eligible for participation in the Purchase Plan was reduced from six (6) months to 91 days; and participating employees were required to end their participation at least two (2) business days instead of one (1) prior to the end of any six
(6) month period in which payroll amounts are deducted for participants ("Payment Period"). On November 1, 1990, the Board amended the Purchase Plan to provide that: (i) if 85% of the average market price per share of the Common Stock is less than the book value per share at the beginning of a Payment Period, the Purchase Plan is suspended; (ii) if 85% of the average market price per share at the end of a Payment Period is less than the book value per share, the payroll deductions are refunded; and (iii) if 85% of the average market price per share at the beginning of a Payment Period is less than the book value per share at the end thereof, the purchase price is the book value per share. Accordingly, the Purchase Plan was suspended in November 1990 as 85% of the average market price per share was less than the book value per share. The Board can reinstate the Purchase Plan at any time that 85% of the average market price per share exceeds the book value per share and the Payment Period's starting and ending dates would be adjusted accordingly. The Plan was reinstated March 1, 1992 and again suspended when market price per share fell below book value per share. The Purchase Plan was again reinstated on March 1, 1993 and is currently in effect.

     The following table sets forth certain information as to certain executive officers and current executive officers of the Corporation as a group and all other employees who participated in the Purchase Plan during the period October 1, 1994 through September 30, 1995:

                                                          NUMBER       AGGREGATE       AVERAGE
                    NAME OF INDIVIDUAL                   OF SHARES      PURCHASE      PRICE PER
                   OR IDENTITY OF GROUP                  PURCHASED       PRICE          SHARE
                   --------------------                  ---------     ----------     ---------
    All executive officers (5 persons in the Purchase
      Plan)............................................     5,146      $   72,890      $ 14.16
    All other employees (371 persons)..................   101,802      $1,318,967      $ 12.96

EMPLOYEE RETIREMENT SAVINGS AND DEFERRED PROFIT SHARING PLAN

     Under the retirement savings provisions of the Corporation's Employee Retirement Savings and Deferred Profit Sharing Plan (the "Plan"), established under Section 401(k) of the Internal Revenue Code in fiscal 1987, U.S. employees are generally eligible to contribute to the Plan after six (6) months of continuous service in amounts determined by the Plan. The Corporation contributes an additional 50% of the employee contribution up to certain limits (not to exceed 1 1/2% of total eligible compensation). Employees become fully vested in the Corporation's contributions after five (5) years of continuous service, death, disability or upon reaching age 65. The Plan year for the 401(k) portion coincides with the calendar year, and the Corporation's contribution is paid in the following calendar year if the participant was employed at December 31 of the Plan year.

     The deferred profit sharing provisions of the Plan include retirement and other related benefits for substantially all of the Corporation's full-time U.S. employees. Contributions under the Plan are funded annually and are based, at a minimum, upon a formula measuring profitability in relation to revenues. Additional amounts may be contributed at the discretion of the Corporation. Contributions to the Plan are allocated to each participant based upon individual earnings in proportion to the earnings of all participants.

     The Corporation's contributions to the Plan for 1994, paid in 1995, amounted to $824,309 for all participants, including $2,250 on behalf of each of the named officers in the Summary Compensation Table.

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five (5) fiscal years ended September 30, 1995 with the total return on the Standard & Poors 500 Stock Index ("S&P 500") and an industry peer group ("Peer Group") based upon the Value Line Computers & Peripherals Industry ("Computer-Periph.") in which the Corporation is included. The stockholder return shown on the graph is not intended to be indicative of future performance of the Corporation's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

     GENERAL DATACOMM INDUSTRIES, INC., STANDARD & POORS 500 AND VALUE LINE
                             COMPUTER-PERIPH. INDEX
                     (PERFORMANCE RESULTS THROUGH 9/30/95)

      MEASUREMENT PERIOD                                               COMPUTER-
    (FISCAL YEAR COVERED)                GDC           S&P 500          PERIPH.
1990................................    100.00          100.00          100.00
1991................................    131.26          116.67          115.49
1992................................    155.56          145.96          106.05
1993................................    483.33          164.97           93.36
1994................................   1255.55          171.45          126.46
1995................................    655.55          234.45          194.92

Assumes $100 invested at the close of trading 9/90 in the Corporation's common stock, S&P 500, and Computer-Periph.

 * Cumulative total return assumes reinvestment of dividends.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand was selected by the Board of Directors as auditors for the Corporation's fiscal year ended September 30, 1995, the twentieth year such firm has been the auditors of the Corporation.

     Representatives of such auditors are expected to be at the meeting of stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such auditors. No decision has yet been made as to the selection of the Corporation's auditors for the 1996 fiscal year.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange

Commission and New York Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met except Mr. Dennis Nesler, Treasurer, inadvertently failed to report by September 10, 1995 on the sale of 10,000 shares in August 1995 because he was on vacation. Such report was filed on September 12, 1995.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1995, the Board of Directors had eight (8) meetings. All of the Directors attended at least 75% of such meetings. Non-employee directors currently receive a fee of $1,200 for each meeting which they attend and an annual fee of $8,000. Under a plan adopted by the Board of Directors in 1982, non-employee directors have the opportunity to elect to defer receipt of all or a portion of their fees plus interest thereon. On October 10, 1995 the non-employee directors were each granted a non-statutory stock option to purchase 5,000 shares of the Corporation's Common Stock at $12.3125 per share, the fair market value on such date. Such options become exercisable in three equal annual installments on the first, second and third anniversaries of date of grant.

     The Corporation has an Audit Committee consisting of Messrs. Lee Paschall, Howard S. Modlin and John L. Segall. Members of the Audit Committee receive an annual fee of $3,000. As part of its responsibilities, the Audit Committee reviews the audit function with the Corporation's independent auditors. During fiscal 1995 the Audit Committee had three (3) meetings. The Corporation does not have a nominating or compensation committee.

     The Corporation has a Stock Option Committee consisting of Messrs. Lee Paschall and Howard S. Modlin. Such Committee, which had no formal meetings during fiscal 1995, determines which executive officers of the Corporation shall be granted stock options under its stock option plans.

                  STOCKHOLDER PROPOSALS -- 1997 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at next year's annual meeting, it must be received by the Corporation, Middlebury, Connecticut 06762-1299, on or before August 6, 1996.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Corporation's regular employees in the total approximate number of three (3). Solicitation will be made by mail, telegram, telephone and in person.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN
                                          Secretary

Dated: Middlebury, Connecticut
       December 4, 1995

                                                                    Please mark
                                                                /X/  your votes
                                                                        as this


1.  The election of Frederick R. Cronin to the Board of
    Directors for a term of three (3) years and until his successor is elected.

                                NOT
                FOR             FOR
                / /             / /

2. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (1), that one (1)) may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated December 4, 1995.


    Stockholder(s) Signature _____________________________Dated:__________, 199_

NOTE: This Proxy, properly completed, dated and signed, should be returned immediately in the enclosed postage-paid envelope to GENERAL DATACOMM INDUSTRIES, INC.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        GENERAL DATACOMM INDUSTRIES, INC.

                    PROXY - ANNUAL MEETING OF STOCKHOLDERS -
                                FEBRUARY 1, 1996

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at Chemical Bank, 11th Floor, 270 Park Avenue, New York, New York, on February 1, 1996 at 4:00 P.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

Unless you specify otherwise, this Proxy will be voted "FOR" the election of the nominee as a director.

                 (Continued and to be signed on the other side)

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